UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 21, 2007
GOLDEN STAR RESOURCES LTD.
(Exact name of registrant as specified in its charter)

CANADA	1-12284	98-0101955
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10901 West Toller Drive,
Suite 300
Littleton, Colorado	80127-6312
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (303) 830-9000
No Change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     Golden Star Resources Ltd. (“Golden Star”) has entered into a Canadian Underwriting Agreement and a U.S. Agency Agreement (together, the “Agreements”) relating to the issuance and sale of 21,000,000 Golden Star common shares in an offering that is expected to close on March 1, 2007. The closing of the offering is subject to customary closing conditions.
     The Canadian Underwriting Agreement is with BMO Nesbitt Burns Inc., Wellington West Capital Markets Inc., Canaccord Capital Corporation and GMP Securities L.P. (together, the “Canadian Underwriters”). Subject to the terms of the Canadian Underwriting Agreement, Golden Star has agreed to issue and sell, and the Canadian Underwriters have agreed to purchase on a firm commitment basis, at the time of closing, 21,000,000 common shares at a price of U.S. $3.60 per share for aggregate gross proceeds of $75,600,000, payable in cash, net of underwriters’ fees of $0.162 per common share. In addition, Golden Star has granted the Canadian Underwriters an option to purchase up to an additional 3,150,000 common shares at a purchase price of U.S. $3.60 per share to cover over-allotments, if any, which option is exercisable for a period of 30 days following the closing of the offering.
     The U.S. Agency Agreement is with BMO Capital Markets Corp., Wellington West Capital Markets (USA) Inc., Canaccord Adams Inc. and Griffiths McBurney Corp. (the “U.S. Agents”). Subject to the terms of the U.S. Agency Agreement, Golden Star has appointed the U.S. Agents to offer the common shares for sale to the public in the United States on a best efforts basis at a price of U.S. $3.60 per common share, net of the Agents’ fees of U.S. $0.162 per common share. The U.S. Agents have not committed to purchase any minimum amount of common shares, and any shares sold under the U.S. Agency Agreement will reduce the commitment of the Canadian Underwriters under the Canadian Underwriting Agreement.
     The common shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-118956), which was declared effective by the U.S. Securities and Exchange Commission on May 24, 2005.
     The description of the terms of each of these agreements is qualified in its entirety by reference to the agreements, copies of which are included under Item 9.01(c) as Exhibit 1.1 and 1.2 to this Current Report and are incorporated in this item by reference.
Item 9.01. Financial Statements and Exhibits
     (c) Exhibits.

Exhibit
No.	Description

1.1
Underwriting Agreement dated as of February 21, 2007 among Golden Star Resources Ltd., BMO Nesbitt Burns Inc., Wellington West Capital Markets Inc., Canaccord Capital Corporation and GMP Securities L.P.

1.2
Agency Agreement dated as of February 21, 2007 among Golden Star Resources Ltd., BMO Capital Markets Corp., Wellington West Capital Markets (USA) Inc., Canaccord Adams Inc. and Griffiths McBurney Corp.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 27, 2007

Golden Star Resources Ltd.
By:	/s/ Roger Palmer
Roger Palmer
Vice President Finance and Controller

EXHIBIT INDEX

Exhibit
No.	Description

1.1
Underwriting Agreement dated as of February 21, 2007 among Golden Star Resources Ltd., BMO Nesbitt Burns Inc., Wellington West Capital Markets Inc., Canaccord Capital Corporation and GMP Securities L.P.

1.2
Agency Agreement dated as of February 21, 2007 among Golden Star Resources Ltd., BMO Capital Markets Corp., Wellington West Capital Markets (USA) Inc., Canaccord Adams Inc. and Griffiths McBurney Corp.